LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:	The undersigned trustees do hereby form a business trust pursuant to the laws of the State of Maryland.

SECOND:	The name of the business trust (the "Trust") is:

Legg Mason Global Asset Management Trust

THIRD:	The address of the Trust's principal office in the State of Maryland is:

100 International Drive
Baltimore, Maryland 21202

FOURTH:	The name and business address of the Trust’s resident agent are:

Richard M. Wachterman
Legg Mason & Co., LLC
100 International Drive
Baltimore, Maryland 21202

FIFTH:	In accordance with § 501 of the Maryland Business Trust Act, the Trustees hereby give this NOTICE OF LIMITATION ON LIABILITIES OF SERIES OF THE TRUST:

Whereas, the Trust has created one or more series of shares of beneficial interest ("Shares") under its governing instrument as provided in §12-207(b) of the Maryland Business Trust Act and may create one or more series of Shares from time to time in the future; and

Whereas, separate and distinct records shall be maintained for any such series so created and the assets associated with any such series shall be held and accounted for separately from the other assets of the Trust, or any other series of the Trust.

Now therefore, notice is hereby given that, pursuant to the Maryland Business Trust Act and the governing instrument of the Trust, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of the series only, and not against the assets of the Trust generally or any other series, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other series shall be enforceable against the assets of the series.

The undersigned, being all of the trustees of the Trust, acknowledge under the penalties of perjury, that to the best of their knowledge and belief, the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned trustees have signed this Certificate of Trust as of this 7 day of October, 2009.

/s/ Mark Fetting
Mark Fetting, as Trustee
100 International Drive
Baltimore, Maryland 21202

/s/ David Odenath
David Odenath, as Trustee
100 International Drive
Baltimore, Maryland 21202

SIGNATURE OF RESIDENT AGENT:

I hereby consent to serve as resident agent for Legg Mason Global Asset Management Trust until such time as I may resign or my successor is appointed.

/s/ Richard M. Wachterman

Richard M. Wachterman